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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Lilly Stock Plan of Eli Lilly and Company of our report dated January 30, 1998, with respect to the consolidated financial statements and schedules of the Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

Indianapolis, IN
October 26, 1998

                                                               Ernst & Young LLP